UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

KCAP Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 MADISON AVENUE

NEW YORK, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 455-8300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

KCAP Financial, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 6, 2013 (the “Annual Meeting”).  At the Annual Meeting, the Company submitted three proposals to the vote of the shareholders, which are described in detail in the Company’s proxy statement dated March 22, 2013. As of March 11, 2013, the record date for the Annual Meeting, 31,936,480 shares of common stock were eligible to be voted, and 29,075,000 of those shares were voted in person or by proxy at the Annual Meeting.

Proposal 1: Election of Directors

The Company’s shareholders elected C. Turney Stevens, John A. Ward and Dean Kehler as Class I directors to each serve for a three year term, or until their successors are duly elected and qualified. The results of the vote were as follows:

Nominee	Total Votes For	Total Votes Withheld
C. Turney Stevens	12,288,747	1,654,516
John A. Ward	13,667,471	275,792
Dean Kehler	9,743,758	4,199,505

The other directors to serve after the Annual Meeting were as follows:

Class II Directors (terms expiring in 2014)	Class III Directors (terms expiring in 2015)
Albert G. Pastino	Christopher Lacovara
C. Michael Jacobi	Dayl W. Pearson
Jay R. Bloom

Proposal 2: Advisory Vote on Executive Compensation

The compensation paid to the Company’s named executive officers was approved by a non-binding, advisory vote.  The results of the vote were as follows:

Total Votes For	Total Votes Against	Total Votes Abstained	Broker Non-Votes
12,854,319	876,962	211,982	15,131,797

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The results of the vote were as follows:

Total Votes For	Total Votes Against	Total Votes Abstained
28,708,272	175,011	191,717

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCAP Financial, Inc.

Date: May 9, 2013	By:	/s/ Edward U. Gilpin
Name: Edward U. Gilpin Title: Chief Financial Officer